Form Of
Schedule A

to the

Eagle Funds
Accounting and Pricing Services Agreement

Fund:	Class A	Class C	Class I/R3/R5
Eagle Capital Appreciation Fund	✓	✓	✓
Eagle Cash Trust:
Money Market Fund	✓	✓
Municipal Money Market Fund	✓
Eagle Growth & Income Fund	✓	✓	✓
Eagle Series Trust:
Eagle International Equity Fund
Eagle Large Cap Core Fund	✓	✓	✓
Eagle Mid Cap Growth Fund	✓	✓	✓
Eagle Mid Cap Stock Fund	✓	✓	✓
Eagle Small Cap Core Value Fund	✓	✓	✓
Eagle Small Cap Growth Fund	✓	✓	✓
Eagle Intermediate Conservative Bond Fund	✓	✓	✓

Dated: August __, 2009